Exhibit 10.10

SUBSCRIPTION AGREEMENT

TO:      The Directors of Aldel Financial Inc. (the “Company”).

The undersigned hereby subscribes for 2,760,000 shares of Class B common stock (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $20,000 to the Company.

We agree to take the Shares subject to the Certificate of Incorporation and By-laws of the Company and we authorize you to enter the following name and address in the stockholders ledger of the Company:

Name:	Aldel Investors LLC

Address:	Attn: Hassan R. Baqar, Manager
105 S. Maple Street
Itasca, IL 60143
Email: hbaqar@sequoiafin.com

ALDEL INVESTORS LLC

Signed:	/s/ Hassan Raza Baqar
Name:	Hassan Raza Baqar
Title:	Manager

Signed:	/s/ Robert I. Kauffman
Name:	Robert I. Kauffman
Title:	Manager

Dated:	January 11, 2021

Accepted:

ALDEL FINANCIAL INC.

Signed:	/s/ Hassan Raza Baqar
Name:	Hassan Raza Baqar
Title:	Chief Financial Officer

Dated:	January 11, 2021